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                                 EXHIBIT 23.1

                              CONSENT OF EXPERTS


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 7, 2001, relating to the consolidated financial statements of SFBC International, Inc. and Subsidiaries, our report dated March 3, 2000, relating to the financial statements of Pharmaceutical Development Associates, Inc., and our report dated July 13, 2001, relating to the financial statements of Keystone Analytical Laboratories, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                      /s/ Kaufman, Rossin & Co.

                                                      KAUFMAN, ROSSIN & CO.

Miami, Florida
September 7, 2001